Update from Annual Stockholders Meeting
Austin, Texas (April 6, 2016) — EZCORP, Inc. (NASDAQ: EZPW) held its 2016 Annual Meeting of Stockholders on Tuesday, April 5, 2016, and management provided stockholders with updates in several areas.
Chief Executive Officer Stuart Grimshaw reaffirmed that the finalization of the strategic review of Grupo Finmart remains a key priority for the company, and that is anticipated by the end of June 2016. The company’s Board of Directors has commissioned a Special Committee of independent directors to oversee the strategic review. UBS Investment Bank is acting as financial advisor to EZCORP.
In terms of the performance of the core U.S. and Mexico Pawn businesses, Mr. Grimshaw reiterated the Q1 statement that both businesses delivered improved performance with the Q1FY16 key indicators slightly ahead of internal expectations.
The core Pawn businesses remain focused on growth. In the U.S, the company completed the acquisition of six stores in the Houston area doing business under the Pawn One brand. These stores have now been fully integrated as part of the EZPAWN brand. In Mexico, the business is focusing on new store openings, with four set to be opened in coming months.
Mr. Grimshaw said: “We continue to believe there is potential growth in our core U.S. and Mexico Pawn businesses. By focusing on meeting our customers’ needs better than anyone else in the market and creating a more efficient organization, we expect to see ongoing improvements in our business operations.”
Mr. Grimshaw also pointed out that, given the significant changes, challenges and initiatives the company has undergone and continues to deal with, management has been subject to an internally-imposed trading blackout for over a year. This blackout is expected to continue until at least the public announcement of the outcome of the Grupo Finmart strategic review.
EZCORP also announced that Jodie Maccarrone, Chief Strategy Officer and Vice Chair, Grupo Finmart, will be leaving the company effective May 1, 2016. Ms. Maccarrone joined EZCORP in April 2012 and served as President of the company’s U.S. Financial Services business from July 2014 until the company exited that business. In that role, Ms. Maccarrone was responsible for the implementation and execution of the exit plan, which was substantially completed in December 2015.
“Jodie was invaluable in leading the successful closure of our U.S. Financial Services business, and has also provided insight and analysis as we consider the strategic alternatives for our Grupo Finmart business. We thank her for her contributions and wish her all the best for her future,” Mr. Grimshaw said.
EZCORP will release financial results for the second quarter of fiscal 2016 in early May. Release details will be provided closer to the date.
ABOUT EZCORP
EZCORP is a leading provider of pawn loans in the United States and Mexico and consumer loans in Mexico. At our pawn stores, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.
FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:
Jeff Christensen
Vice President, Investor Relations
Email: jeff_christensen@ezcorp.com
Phone: (512) 437-3545